Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Mary A. Chaput Executive Vice President and Chief Financial Officer (615) 665-1122

AMERICAN HEALTHWAYS TO PRESENT AT THE
JPMORGAN SMALL CAP CONFERENCE 2005

Live Internet Broadcast, Replay of Presentation Available on Company’s Website

NASHVILLE, Tenn. – Oct. 31, 2005 – American Healthways, Inc. (NASDAQ: AMHC) will participate in the JPMorgan Small Cap Conference 2005 in Boston, Massachusetts, on Tuesday, November 1, at 3:25 p.m. Eastern/2:25 p.m. Central. Ben R. Leedle, Jr., the Company’s president and chief executive officer, will present at the conference. The presentation will be broadcast online and available for replay on the Company’s web site, www.americanhealthways.com. Please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software.

About American Healthways
American Healthways, Inc. is the nation’s leading provider of total population disease management, care enhancement and health support programs proven to improve the quality of health care and lower costs. As of August 31, 2005, the Company had nearly 1.9 million lives under management nationwide. For more information visit www.americanhealthways.com.